EXHIBIT a.8






                                     FORM OF

                         AETNA VARIABLE PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

                                     FORM OF

                         AETNA VARIABLE PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

AETNA VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

       FIRST: The Board of Directors of the Corporation, by unanimous written consent dated June ___, 2001, adopted resolutions designating and classifying eight hundred million (800,000,000) shares of capital stock of the Corporation into a new "Class S" of each portfolio of stock of the Corporation as follows:

       Portfolio                            Class of Portfolio       Shares Allocated
       ---------                            ------------------       ----------------

       Aetna Growth VP                            Class S              100,000,000

       Aetna International VP                     Class S              100,000,000

       Aetna Small Company VP                     Class S              100,000,000

       Aetna Value Opportunity VP                 Class S              100,000,000

       Aetna Index Plus Large Cap VP              Class S              100,000,000

       Aetna Index Plus Mid Cap VP                Class S              100,000,000

       Aetna Index Plus Small Cap VP              Class S              100,000,000

       Aetna Technology VP                        Class S              100,000,000


       SECOND: The shares designated and classified in paragraph FIRST of these Articles Supplementary, shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, conversion rights, and terms and conditions of redemption as set forth in Paragraph 7 and elsewhere in the Corporation's Articles of Incorporation, as amended. In addition, Class S shares of each portfolio may be subject to a distribution fee pursuant to the terms of issuance of such shares.

       THIRD: The shares of the Corporation classified pursuant to paragraphs FIRST of these Articles Supplementary have been so classified by the Board under the authority contained in the charter of the Corporation.

       FOURTH: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had the authority to issue two billion one hundred million (2,100,000,000) shares of common stock with a par value of $0.001 per share and with an aggregate par value of two million one hundred thousand dollars ($2,100,000), of which the Board had designated and classified eight hundred million (800,000,000) shares as follows:

       Portfolio                           Class of Portfolio        Shares Allocated
       ---------                           ------------------        ----------------

       Aetna Growth VP                           Class R                100,000,000

       Aetna International VP                    Class R                100,000,000

       Aetna Small Company VP                    Class R                100,000,000

       Aetna Value Opportunity VP                Class R                100,000,000

       Aetna Index Plus Large Cap VP             Class R                100,000,000

       Aetna Index Plus Mid Cap VP               Class R                100,000,000

       Aetna Index Plus Small Cap VP             Class R                100,000,000

       Aetna Technology VP                       Class R                100,000,000


       FIFTH: Immediately following the effectiveness of these Articles Supplementary, the Corporation will have authority to issue two billion one hundred million (2,100,000,000) shares of common stock with a par value of $0.001 per share and with an aggregate par value of two million one hundred thousand dollars ($2,100,000), of which the Board has designated and classified one billion, six hundred million (1,600,000,000) shares as set forth in paragraphs FIRST and FOURTH of these Articles Supplementary.

IN WITNESS WHEREOF, Aetna Variable Portfolios, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                                         AETNA VARIABLE PORTFOLIOS, INC.


                                                By:
---------------------------------                  ----------------------------
Michael Gioffre                                    J. Scott Fox
Secretary                                          President


Date: ________________, 2001
      Hartford, Connecticut


CORPORATE SEAL


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